As filed with the Securities and Exchange Commission on December ___, 1999.
                                                      Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                              TORBAY HOLDINGS, INC.

                           ---------------------------

             (Exact Name of registrant as specified in its charter)

Delaware                                    52-2143186                          5064
(State or other jurisdiction of             (I.R.S. Employer                    (Primary Standard Industrial
incorporation or organization)              Identification Number)              Classification Code Number)

                           ---------------------------

                                 Maison Saumarez
                                  Route de Cobo
                         Castel, Guernsey, C.I., GY5 7RZ
                                 United Kingdom
                                011 44 1481 46044

                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                              Alexander Gordon Lane
                              4 Mulford Place, # 2G
                            Hempstead, New York 11550
                                  516/229-2023

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

              Copies to: Cassidy & Associates, 1504 R Street, N.W.
                      Washington, D.C. 20009, 202/387-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities to be       Amount to be       Proposed              Proposed         Amount of
Registered                                    Registered         Maximum               Maximum          Registration
                                                                 Offering Price        Aggregate        Fee (1)(2)
                                                                 Per Share             Offering
                                                                                       Price
---------------------------------------------------------------------------------------------------------------------
Shares of Common Stock held by Selling           5,100,000        $.10(1)              $510,000           $148
Securityholders
---------------------------------------------------------------------------------------------------------------------
Shares of Common Stock held by Selling             700,000        $.10(1)              $ 70,000           $ 21
Securityholders upon conversion of
Series 1 Convertible Preferred Stock
(ordinary conversion) (3)
---------------------------------------------------------------------------------------------------------------------
TOTAL                                            5,800,000                             $580,000           $169(4)
---------------------------------------------------------------------------------------------------------------------

(1) There is no current market for the securities and the dollar amount of the shares to be registered is de minimis based upon the estimated per share of common stock book value ($.10).
(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457(f)(2).
(3) Should the "superconversion" provision of the Series 1 convertible preferred sock apply, the balance of the shares converted pursuant thereto shall not be registered pursuant to this registration statement.
(4)  Paid simultaneously with the filing hereof.

PROSPECTUS                       Subject to Completion, Dated December ___, 1999

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement which has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting and offer to buy these securities in any state where the offer or sale is not permitted.

                              TORBAY HOLDINGS, INC.
       5,800,000 shares of Common Stock to be sold by the Holders thereof

The registration statement of which this prospectus is a part relates to the offer and sale of (1) 5,100,000 shares of common stock of Torbay Holdings, Inc., a recently created Delaware corporation ("Torbay" or the "Company") by the 38 holders thereof; and (2) 700,000 shares of common stock issuable upon the conversion of shares of Series 1 convertible preferred stock. See "Description of Securities." All costs incurred in the registration of the share are being borne by Torbay.

Prior to this offering, there has been no public market for the Torbay's common stock. No assurances can be given that a public market will develop following completion of this offering or, if developed, that it will be sustained.


----------------------------------------------------------------------------------------------------------------
                              Price to Public (1)           Underwriting Discounts        Proceeds to Company or
                                                            and Commissions (2)           Other Persons
----------------------------------------------------------------------------------------------------------------
Per Share                     unknown                       $0                                               (3)
----------------------------------------------------------------------------------------------------------------

(1) All the share are being sold by the selling securityholders and no offering price has been determined. Each selling securityholder will sell its securities in separate transactions at prices to be negotiated at that time.
(2) The share are being sold by the selling securityholders and Torbay has no agreements or understandings with any broker or dealer for the sales of such shares. A selling securityholder may determine to use a broker-dealer in the sale of its securities and the commission paid to such broker-dealer, if any, will be determined at that time. Prior to the involvement of any such broker-dealer, such broker-dealer must seek and obtain clearance of the compensation arrangements from the National Association of Securities Dealers, Inc. In such event, Torbay will file a post effective amendment identifying such broker-dealer(s).
(3) Torbay will not receive any proceeds from the sale of the shares. The selling securityholders will receive the proceeds from the sale of the shares. See "DESCRIPTION OF SECURITIES".

         Following the completion of this offering, certain broker-dealers may be the principal market makers for the securities offered hereby. Under these circumstances, the market bid and asked prices for the securities may be significantly influenced by decisions of the market makers to buy or sell the securities for their own account. No assurance can be given that any market making activities of the market makers, if commenced, will be continued.

         In connection with this offering, certain broker-dealers may engage in passive market making transactions in Torbay's Common Stock on Nasdaq in accordance with Rule 103 of Regulation M.

These securities involve a high degree of risk and substantial dilution. See "RISK FACTORS" beginning on page 4.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus.
            Any representation to the contrary is a criminal offense.
                            ------------------------
             The date of this Prospectus is December ________, 1999

                               PROSPECTUS SUMMARY

         The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in this Prospectus, which should be read in its entirety.

         All references to "dollars," "U.S. dollars," "$," or "US$" are to United States dollars, and all references to "pounds" or "(pound)" are to British pounds sterling. As of December 14, 1999, the official exchange rate was (pound)0.620501 to $1.00, or $1.6116 to (pound)1.

Risk Factors

         There are substantial risk factors involved in investment in Torbay. Investment in Torbay is speculative and no assurances can be made of any return to investors. See "RISK FACTORS".

Torbay

         Torbay is a development stage company that has developed and intends to market household appliances designed to be attractive to a premium, upscale market.

         Torbay maintains its executive offices at Maison Saumarez, Route de Cobo, Castel, Guernsey, Channel Islands, GY5 7RZ, United Kingdom. Its telephone number is 011 44 1481 46044 and its fax number is 011 44 1481 46402.

Trading Market

         There is currently no trading market for Torbay's securities. Torbay intends to apply for admission to quotation of its Securities on the NASD OTC Bulletin Board. There can be no assurance that Torbay will qualify for quotation of its securities on the NASD OTC Bulletin Board. See "RISK FACTORS-Absence of Trading Markets" and "DESCRIPTION OF SECURITIES-Admission to Quotation on Nasdaq Small Cap Market or the NASD OTC Bulletin Board".

Selected Financial Data

         The following table sets forth selected financial information in U.S. dollars concerning Torbay for the period from March 22, 1999 (inception) to July 23, 1999.


                                                 At November 30, 1999           At July 23, 1999
                                                 -----------------------------------------------
                                                   (unaudited)                      (Audited)
Balance Sheet Data:
-------------------
         Current assets                               $  21,748                     $ 446,500
         Fixed and other assets                         414,928                       289,928
Total Assets                                            436,676                       736,428
         Total Liabilities                               77,920                       233,760
         Stockholders' equity (deficit)                 358,756                       502,668
Total Liabilities and Equity                          $ 436,676                       736,428

         The selected financial data above is a summary only and has been derived from and is qualified in its entirety by reference to Torbay's financial statements and the July 23, 1999 report related thereto from Weinberg & Company, Certified Public Accountants, included elsewhere in this Prospectus. See "EXPERTS" and "FINANCIAL STATEMENTS."

                                  RISK FACTORS

         The securities offered hereby are speculative in nature and involve a high degree of risk. The securities offered hereby should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors, as well as all of the other information set forth elsewhere in this Prospectus and the information contained in the financial statements, including all notes thereto.

Torbay has not commenced manufacturing or marketing operations

         Although certain products have been produced for testing and marketing trials, Torbay, and its operating subsidiary Designer Appliances, Ltd., have not commenced manufacturing of any products nor entered into any distribution agreements to market any products that it may produce. Torbay's operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise. There can be no assurance that future operation will be profitable. Revenues and profits, if any, will depend upon various factors, including market acceptance of its concepts, market awareness, dependability of its distribution network, and general economic conditions. There is no assurance that Torbay will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on it.

Torbay requires additional funding

         Torbay anticipates that it will only be able to commence operations upon of the anticipated proceeds from a proposed private placement of $1,000,000 of its equity securities which it plans to commence following the effectiveness of this registration statement. There can be no assurance that Torbay will be able to complete any sales of its securities, or receive sufficient capitalization with which to commence manufacturing or marketing operations. If Torbay is not able to complete an offering of its securities, it will need to raise capital through alternative methods such as borrowing from a bank or other financial institution. Torbay has not established a limit as to the amount of debt it may incur nor has it adopted a ratio of its equity to a debt allowance. If Torbay needs to obtain additional financing, there is no assurance that financing will be available from any source, or that it will be available on terms acceptable to Torbay, or that any future offering of securities will be successful. Torbay could suffer adverse consequences if it is unable to obtain additional capital when needed.

Torbay is currently operating at a loss

         Torbay has had no sales or revenues to date. Torbay has maintained its operations to date through the private placement of $600,000 of its securities. Its ability to develop operations is dependent upon its ability to advertise its products and generate sales of its products. If Torbay is unable to sell sufficient amount of its products at a sufficiently profitable level, it will need to raise additional capital through the placement of its securities or from other debt or equity financing. If Torbay is not able to raise such financing or to obtain alternative sources of funding, management will be required to curtail operations. There is no assurance that Torbay will be able to continue to operate if a sufficient level of sales cannot be generated.

Uncertainty as to the continuation of Torbay as a going concern

         The unaudited financial statements of Torbay of November 30, 1999, reflect an accumulated net loss of $173,912 for the period March 22, 1999 (inception) through November 30, 1999. These conditions raise substantial doubt about Torbay's ability to continue as a going concern if sufficient additional funding is not acquired or alternative sources of capital developed to meet Torbay's working capital needs.

Torbay is entering a competitive field

         There is substantial competition in the market for upscale household appliances. Competitors may offer similar or identical or better products to those being developed by Torbay. There are numerous well-established competitors, including national, regional and local designers, manufacturers and retailers which may possess substantially greater financial, marketing, personnel and other resources than Torbay. Torbay may not be able to market or sell its products if faced with direct product competition from these larger companies. There is no assurance that Torbay will find suppliers or be able to establish a distribution network or that its goods will find a market sufficient to meet its financial obligations.

Torbay has a limited advertising budget

         Goods aimed at a luxury market are often marketed through the media which may result in high advertising costs. Torbay may not have the resources available to purchase enough media exposure to find a market for its products.

Torbay is dependent on its suppliers

         Torbay intends to enter into supply contracts with at least two suppliers for each specific component of its products. However, Torbay currently has no contracts with suppliers, and even if it establishes such contracts, there can be no assurance that supply will be timely and meet its requirements. There can be no assurance that any of Torbay's suppliers will continue their relationship with Torbay.

Torbay is dependant on retail outlets

         Torbay intends to market its products through upscale department stores, boutiques and designer outlets. Torbay does not currently have any arrangements or agreements with any such stores to carry its products once produced. There can be no assurance that Torbay will be able to locate retail outlets to stock the its products, what shelving space prominence those outlets will give Torbay's products, or whether the Company's products will be given a lower profile in the future.

Torbay's issued Preferred Stock has conversion rights

         Torbay has designated and issued 700,000 shares of Series 1 Convertible Preferred Stock. Each share of Series 1 Convertible Preferred Stock is convertible into ten shares of common stock of Torbay at such time or times, if any, that the subsidiary of Torbay, whose common shares were acquired in exchange for the Series 1 Convertible Preferred Stock, has returned a net profit to Torbay of $1,000,000 in any one year within five years of issuance of such Series 1 Convertible Preferred Shares. In the event that after such five year term the Series 1 Convertible Preferred Shares have not been so converted, each share not then converted shall be automatically converted into one share of Common Stock of Torbay. Each share of Series 1 Convertible Preferred Stock shall be entitled to one vote on all matters on which such shareholders may vote. In addition, Torbay may, without further action or vote by its shareholders, designate and issue additional series or shares of Preferred Stock. The terms of the Series 1 Convertible Preferred Stock may adversely affect the equity ownership of the holders of the Common Stock and may in turn reduce the value of the Common Stock. Should each share of the Series 1 Convertible Preferred Stock be converted into ten shares of Common Stock, the holders of the Common Stock would suffer substantial dilution in their equity ownership of the Company.

Trademark protection and proprietary marks

         Notwithstanding the pending registration of certain trade names with the British Trademark Office, there is no assurance that Torbay will be able to enforce against use of any of its marks. There is also no assurance that Torbay will be able to prevent competitors from using the same or similar names, marks, concepts or appearances or that it will have the financial resources necessary to protect its marks against infringing use.

Intellectual Property Matters

         The Company acquired the intellectual property rights to certain of its products from a member of its management and to other products from Michael Beard, an unaffiliated individual. While the Company seeks to protect its intellectual property rights, there is no assurance that any of the Company's rights will be enforceable in protecting the trade names and products it owns or licenses. It is also possible that the Company will encounter claims from prior users of a similar name in areas where the Company operates.

There is no current trading market for the Company's securities

         There is no current trading market for Torbay's Common Stock and there is no assurance that one will develop. Pursuant to the Registration Statement of which this Prospectus is a part, Torbay has registered the Common Stock owned by its existing stockholders under the Securities Act of 1933, as amended, in order to establish a trading market for its Common Stock on the NASD Bulletin Board, however, no underwriter for the registration will be retained, and no market makers have committed to becoming market makers for the Company's Common Stock, and there is no assurance that any market makers will do so. No assurance can be given that an active trading market in the Company's securities will develop or be sustained.

Penny Stock Regulation

         Upon commencement of trading in the Company's stock, if such occurs (of which there can be no assurance) the Company's Common Stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

Torbay has no operating history

         Torbay has recently been formed as a development stage company, and will act as a holding company for latestage developmental, or early-stage commercial companies. Its first acquisition, Designer Appliances, was formed to manufacture and distribute upscale household appliances and other consumer goods. Torbay has no previous operating history other than through its subsidiary, Designer Appliances Ltd., which has had operations but has reflected losses since it commenced operations in 1999.

Speculative nature of appliance industry

         The household appliances and furnishings industry is extremely competitive and the commercial success of any product is often dependent on factors beyond the control of Torbay, including but not limited to market acceptance and retailers' prominently shelving and selling the products. Torbay may experience substantial cost overruns in manufacturing and marketing its products, and may not have sufficient capital to successfully complete any of its projects. Torbay may not be able to manufacture or market its products because of industry conditions, general economic conditions, competition from other manufacturers and distributors, or lack of acceptance for its products by consumers or retail outlets. Torbay may also incur uninsured losses for liabilities which arise in the ordinary course of business in the manufacturing industry, or which are unforeseen, including but not limited to trademark infringement, product liability, and employment liability. See "BUSINESS."

Torbay's operations are dependent on expertise of its key officers

         Colin Peter Gervaise-Brazier is President and a director of Torbay and a director of Designer Appliances. William Thomas Large is Vice President and a director of Torbay and President and a director of Designer Appliances. Virtually all decisions concerning the conduct of the business of Designer Appliances are made by Messrs. Brazier and Large. The loss of their services for any reason would have a material adverse effect on Torbay's business and operations and its prospects for the future. Torbay does not have "key man" life insurance on the lives of any of its executive officers.

Conflicts of interest

         The officers or directors of Torbay have participated in and may continue to participate in other entities which engage in activities similar to those of Torbay. Conflicts of interest may arise as a result of such officers or directors involvement with other ventures which may compete directly or indirectly with Torbay. See "MANAGEMENT -- Possible Conflicts of Interest."

Torbay has never paid dividends

         Torbay has never paid cash dividends on its common stock and no cash dividends are expected to be paid on the Common Stock in the foreseeable future. Torbay anticipates that for the foreseeable future all of its cash resources and earnings, if any, will be retained for the operation and expansion of its business.

Issuance of future securities may dilute investors' share value

         The Certificate of Incorporation of Torbay authorizes the issuance of a maximum of 100,000,000 shares of common stock, $.0001 par value, and 20,000,00 shares of preferred stock, $.0001 par value. As of the date hereof there are 5,150,000 shares of common stock outstanding and 700,000 shares of its Series 1 Convertible Preferred Stock outstanding. The future issuance of all or part of the remaining authorized common stock may result in substantial dilution of the common stock held by Torbay's then shareholders, including purchasers of the shares offered herein. Any common stock issued in the future may be valued on an arbitrary basis by Torbay. The issuance of Torbay's securities for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares offered hereby, and might have an adverse effect on any trading market, should a trading market develop for Torbay's common stock. See "BUSINESS".

The possibility of Torbay issuing preferred stock with certain preferences may depress market price of the common stock

         Torbay has 20,000,000 shares of non-designated Preferred Stock authorized which it may issue from time to time by action of the Board of Directors. As of the date hereof, Torbay has designated and issued 700,000 shares of Series 1 Convertible Preferred Stock. The Board of Directors may designate voting and other preferences without shareholder consent which designations may give the holders of the preferred stock voting control and other preferred rights such as liquidation and dividends. The authority of the Board of Directors to issue such stock without shareholder consent may have a depressive effect on the market price of Torbay's common stock even prior to any such designation or issuance of the preferred stock.

Officers and directors have limited liability and have indemnity rights

         The Certificate of Incorporation and By-Laws of Torbay provide that Torbay indemnify its officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. Torbay's Certificate of Incorporation and By-Laws also provide for the indemnification by it of its officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate Torbay's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of Torbay, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations.

Enforceability of certain civil liabilities

         Most of the Company's officers and directors reside outside the United States. The Company anticipates that a substantial portion of the assets that may be developed or acquired by it will be located outside the United States and, as a result, it may not be possible for investors to effect service of process within the United States upon the officers or directors, or to enforce against Torbay's assets or against such person judgements obtained in United States courts predicated upon the liability provisions, and most particularly the civil liability provisions, of the United States securities laws or state corporation or other law.

Unforeseen risks of acquired companies

         Companies that may be acquired by Torbay or with which Torbay may enter into a business relationship may face competition from more established or better financed companies. In addition, any one or more of these companies may produce or manufacture equipment, technology or other goods that pose inherent risks in production or operation. It is impossible to foresee these risks herein, but Torbay will consider such risks before entering into any business combination.

Selling securityholders may sell shares at any price or time

         After effectiveness hereof, the selling securityholders may offer and sell their shares at a price and time determined by them in accordance with applicable federal and state securities laws. Affiliates of Torbay will be subject to limitations of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission ("Rule 144") including its volume limitations in the sale of their shares. The timing of such sales and the price at which the shares are sold by the selling securityholders could have an adverse effect upon the public market for the shares should one develop.

Additional shares, if issued, may come into market as shares become available for resale pursuant to Rule 144

         Torbay may issue additional common stock without registration. Such shares of Torbay would be "restricted securities" as such term is defined in Rule 144. In general, under Rule 144, if adequate public information is available with respect to a company, a person who has satisfied a one year holding period as to his restricted securities or an affiliate who holds unrestricted securities may sell, within any three month period, a number of that company's shares that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or, if the security is trading on the Nasdaq Stock Market or on an exchange, the average weekly trading volume during the four calendar weeks prior to such sale. Sales of restricted securities by a person who is not an affiliate of Torbay and who has satisfied a two year holding period may be made without any volume limitation. The outstanding restricted securities of Torbay may become eligible for sale in the public market pursuant to Rule 144 without additional capital contribution to Torbay. Possible or actual sales of Torbay's common stock may have a material adverse effect on the market price of Torbay's common stock should a public trading market develop.

Computer systems facing unknown problems on change to year 2000

         Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results by or following the year 2000 ("Year 2000 Problem"). Many of the computer programs containing such date language problems have not been corrected by the companies or governments operating such programs. Although Torbay's operations are not computer dependent or reliant, Torbay could be impacted by the failure of other domestic and international companies and countries to timely correct their computer systems, telephone systems, mail and package delivery systems, transportation systems, financial systems, and others. Torbay's operations are dependent on the Internet, the telephone system, and delivery systems. If any of these systems or systems of other companies or countries by which Torbay is affected become inoperational, Torbay will be directly and significantly affected. The extent or duration of the problems connected with the Year 2000 Problem are impossible to predict.

                              AVAILABLE INFORMATION

         Torbay has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all the information contained in that registration statement. For further information regarding Torbay and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549 or on the Commission's home page on the World Wide Web at http://www.sec.gov. Each statement contained in this prospectus with respect to a document filed as an exhibit to the registration statement is qualified by reference to the exhibit for its complete terms and conditions.

         Torbay will provide without charge to each person who receives a copy of this prospectus, upon written or oral request by such person, a copy of any of the information incorporated herein by reference, not including exhibits. Such requests should be made in writing to Torbay Holdings, Inc., Maison Saumarez, Route de Cobo, Castel, Guernsey, C.I., GY5 7RZ, United Kingdom or by telephone at 011 44 1481 46044.

         Torbay is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith files reports and other information with the Commission. Reports, proxy statements and other information filed by Torbay can be inspected and copied on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies can be obtained from the Commission by mail at prescribed rates. Request should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as may be required by law.

                       THE COMPANY: TORBAY HOLDINGS, INC.

Torbay Holdings, Inc. Background

         Torbay is a development stage company created to act as a holding company for late-stage developmental, or early-stage commercial, companies. Torbay was incorporated on March 24, 1999 as a Delaware corporation named Acropolis Acquisition Corporation, which changed its name to Torbay Holdings, Inc. on July 14, 1999. Torbay acquired Designer Appliances, Limited, a United Kingdom corporation which has developed and anticipates marketing household appliances designed to be attractive to a premium, upscale market, as a wholly-owned subsidiary on July 19, 1999.

         On October 27, 1999, Torbay Acquisition Corporation, a reporting company under the Securities Exchange Act of 1934, as amended, merged into the Company. The Company became a successor issuer to Torbay Acquisition Corporation pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission.

Operations

         Torbay has produced for testing and marketing trials 300 units of the Telstar I vacuum cleaner See "Products". Torbay initially intends to subcontract manufacture of the product components and to be responsible for final product assembly so as to manage product quality.

Products

         Telstar I Designer Vacuum Cleaner. A rocket shaped cylinder vacuum cleaner made of polished aluminum and incorporating the latest in filtration technology. It is bagless and features the High Efficiency Particle Arrester
(HEPA) medical grade filter that removes allergens in dirt associated with asthma. It has a large (50ft.) cleaning radius that typically allows cleaning an entire floor without stopping. Torbay anticipates that the Telstar I will be built to British Electric Approval and German TUV standards, which relate to electrical safety and manufacturing practices. This product is expected to sell for (pound)150 to stores and (pound)300 retail.

         Telstar II Designer Vacuum Cleaner/Table. This is the Telstar I vacuum cleaner with a glass tabletop accessory. When not in use, the vacuum cleaner serves as a base for the glass tabletop and the entire unit appears as an attractive and functional coffee table. This product is designed for an environment where storage space is at a premium. Torbay may choose to market this product under the name "Sputnik" or as the "Telstar Space Station". The tabletop model has been developed as a working prototype and additional expenditure, when available, is planned on testing, tooling and packaging. This product is expected to sell for (pound)100 to (pound)125 above the cost of the Telstar I vacuum cleaner.

         Mistral I Desktop Fan. This is a desktop fan, cased in polished aluminum, which utilizes the same "retro" design as the Telstar I Vacuum Cleaner. The Mistral I fan is partially developed and, development will be completed as finances permit. This product is expected to sell for (pound)60-70 to stores and retail for (pound)100-125.

         Torbay has begun development of additional products, including a toaster, a kettle, space heater and heated hearth screen. See "Trademarks" herein.

Marketing

         The Company intends to operate directly in the United Kingdom with its own sales team. Potential distributors have been identified to expand this activity across the European continent. Management believes that contracts may be finalized when production and payment schedules can be predicted with reasonable certainty. These distributors will purchase products and bear all costs of sales and distribution in their territories. Non-critical component supply of "off the shelf" items will be limited to preferred suppliers of appropriate components who provide warranties and indemnities for delays in production and shipping. Management believes that manufacturing contracts can be finalized when production and payment schedules can be predicted with reasonable certainty. Critical components such as product body parts which are specific to the Company's products will be dual sourced.

         The sales objectives are in what is believed to be a niche sector of the appliance market which addresses the most expensive end of that market. Sales activity will be focused upon designer retail outlets such as The Conran Shops, Harrods and Selfridges. No contracts have been entered into to date, and there is no assurance that any contracts will be entered into, or if entered into, that any such contracts can be maintained.

Major Competitors

         The Company believes that there is no single major competitor in the United Kingdom and Europe competing in the upscale small domestic appliance sector. The Company is not aware of a competitor who manufactures and sells a vacuum cleaner protected by a similar design. See "Trademarks" herein. Torbay is not aware of a competitor who sells a vacuum cleaner that converts to a piece of furniture when it is not in use. The market for its other anticipated products is diverse.

         For comparison the following table of the Company's product versus others is provided for the Telstar I vacuum cleaner and other vacuum cleaners.

Make              Model                     Noise             Cleaning         Dirt Capacity    Weight
                                            (dB)              Radius           (Liters)         (Kgs)
------------------------------------------------------------------------------------------------------
Designer
Appliances        Telstar I                 67/66             16.0m            10.0              7.6
Electrolux        Excellio Electronic       74                12.5m             4.0              7.8
                  Excellio Combi            74                12.5m             4.0              7.3
                  Excellio Remote           70                12.5m             4.0              7.3
Bosch             Perfecta 85               72                9.5m              3.2              8.7
                  Activa 60                 75                8.5m              3.8              7.2
Hoover            Alpina Filtra             N/A               12.5m             4.0              6.9
                  Alpina                    N/A               12.5m             4.0              6.9
Miele             S 324I                    73                10m               4.0              8.0
                  S 251                     73                9.5m              4.0              7.9
Dyson             DCO2                      67                9m (est.)         4 (est.)         6.3


         All data taken from manufacturers' published marketing material.

Patents and trademarks

         The following trademark registrations or applications for registration have been made with the British patent office:

         Telstar I vacuum cleaner design protection           British trademark registration no. 2 066 378

         The name "Telstar"                                   British trademark application no. 2 209 241

         The name "Sputnik"                                   British trademark application no. 2 209 243

         The tabletop design for the Telstar II,              Granted British trademark registration no. 2 082 459
         Sputnik or Telstar Space Station

         The combined vacuum and table product                Granted British trademark registration no. 2 085 669

         The"Mistral" table top fan design                    Granted British trademark registration no. 2 066 377
                                                              and trademark application no. 2 209 473

         Toaster design                                       British trademark application no. 2 209 244.

Employees

         Torbay has two full-time employees and two part-time employees, including its executive officers.

Offices/Property

         Torbay currently leases office space in the parish of Castel, Guernsey, in the Channel Islands of Great Britain. The Company has a one-year lease expiring August 30, 2000, and the rent is (pound)5,200 per annum.

         Currently, Designer Appliances has no facilities, but has identified a manufacturing facility in South Manchester, United Kingdom, containing approximately 2,500 - 5,000 square feet, which it anticipates to lease when it has the financing to do so.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the shares being offered herein,

                                 DIVIDEND POLICY

         Torbay presently does not intend to pay cash dividends on its common stock in the foreseeable future and intends to retain future earnings, if any, to finance the expansion and development of its business. Any future decision of Torbay's Board of Directors to pay dividends will be made in light of Torbay's earnings, financial position, capital requirements and other relevant factors then existing.

                                PLAN OF OPERATION

Overview

         Torbay is a development stage company that, through its subsidiary Designer Appliances, has developed and intends to market household appliances designed to be attractive to a premium, upscale market.

         Management believes that they have identified an underexploited opportunity in the premium-priced market for household and domestic appliances, featuring attractively designed exteriors. There is no assurance that Torbay will be able to successfully manufacture or market these items.

Results and Plan of Operations

         Torbay has had insignificant sales and revenue. Since inception Torbay and its subsidiary Designer Appliances have focused on organizational activities and research and development of the Company's products and marketing strategies.

         Management estimates that it will require approximately $1,000,000 for the calendar year 2000 and a total capitalization of $1,400,000 over the next two years for the Company to commence manufacturing and marketing operations. The Company expects to privately place approximately $1,000,000 in equity securities with qualified investors known to management, as soon as possible following effectiveness of this prospectus. However, there is no assurance that the Company will be able to achieve capitalization in order to commence manufacturing and marketing activities.

         Torbay's ability to develop its operations is dependent upon its receiving additional capital financing. Torbay may raise capital by the sale of its equity securities, through an offering of debt securities, or from borrowing from a financial institution. Torbay does not have a policy on the amount of borrowing or debt that it can incur.

Liquidity and Capital Resources

         Torbay, including its subsidiary Designer Appliances, has incurred start-up costs, including administrative costs and research and development costs. To date Torbay has received funds from sales of its securities and from loans. It has primarily used the proceeds from the sale of the securities of Designer Appliances (prior to becoming a subsidiary) for payment of operating costs to date.

         Since inception, Torbay has received an aggregate of $600,000 from the sale of its securities. Designer Appliances issued a promissory note in an aggregate amount of $155,840 for the cost of purchasing the intellectual property rights to its products, which has been repaid in full by the Company from subscription proceeds.

         Torbay had a net loss of $173,912 from operating activities for the period ended November 30, 1999.

         The cash flow of Torbay from financing activities from inception to November 30, 1999 was primarily from the receipt of proceeds from sales of securities.

         The financial statements appearing elsewhere in this Prospectus have been prepared assuming that Torbay will continue as a going concern. Torbay's ability to continue its operations is dependent upon its receipt of revenues through sales of its products or through raising capital through debt or equity financing or borrowings, or a combination of the foregoing. The Company will not begin marketing its products until after capitalization from the private placement of its securities. If sufficient additional funding is not acquired, alternative sources developed, or revenues from sales not received, the Company would be required to curtail its operations and there would be substantial doubt about its ability to continue as a going concern.

         Torbay believes that proceeds from capitalization via a private placement of its securities and funds from earlier subscriptions will be sufficient to pay its currently anticipated expenses including payment of salaries, rent and payments to professionals and to continue its developmental and marketing operations for the next 12 months. If additional funds are required, Torbay will endeavor to sell additional securities until sales proceeds materialize.

                                   MANAGEMENT

Officers and Directors

         The following table sets forth certain information with respect to Torbay's directors, executive officers and key consultants:

Name                             Position
----                             --------

Francis Guy Lewis Askham         Chairman and Director

Colin Peter Gervaise-Brazier     President, Chief Executive Officer and Director

Alexander Gordon Lane            Secretary and Director

William Thomas Large             Vice President and Director

         The Company currently has four directors. All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed. Directors do not receive cash compensation for their services to Torbay as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

         Francis Guy Lewis Askham, 68, Chairman and a director of Torbay, has served in such capacities since October 1999. Mr. Askham is a Chartered Accountant and consultant, and continues in such capacities. Mr. Askham graduated from Hustpierpoint College, Sussex, England, and is a Fellow of the Fellow Institute of Chartered Accountants in England and Wales. Mr. Askham has also served as a director and chairman of Wilshaw plc since 1991, a director and deputy chairman of Southampton Leisure Holdings plc since January 1997, a director of GS Telecoms, Inc. since August 1999, a director of International Energy Group plc, and was formerly a director of Baldwin plc, M & W plc, and Rhino Group plc, all located in Great Britain and all of whose securities trade on the London Stock Exchange.

         Colin Peter Gervaise-Brazier, 56, President, Chief Executive Officer and a director of Torbay, has served in such capacities since September 1999. Mr. Gervaise-Brazier has been a retailing executive in Great Britain for over 25 years. From October 1995 until September 1999, Mr. Gervaise-Brazier was General Manager of Vale Garage, Ltd., the G.M. Vauxhall Motors franchise for the Isle of Guernsey. Mr. Gervaise-Brazier attended Elizabeth College, Guernsey, and also attended senior management courses at Vauxhall College, Luton, England. Since August 1999, Mr. Gervaise-Brazier has also been Chief Executive Officer and a director of GS Telecom Ltd., an electronic retailing company whose stock trades on the NASD Bulletin Board.

         Alexander Gordon Lane, 58, Secretary and a director of Torbay, has served in such capacities since October 1999. Mr. Lane has been a Financial Consultant since 1998 and continues in such capacity. Mr. Lane has been in the financial services business for over 30 years. From 1993 to 1998, he was a principal of Intercontinental Exchange Partners, New York, as a capital markets broker in the interest and foreign exchange areas. Mr. Lane has an aeronautics degree from Wandsworth Technical College in London.

         William Thomas Large, 44, has been Vice President and a director of Torbay since July 1999 and President of Designer Appliances since October 1998. From October 1996 until October 1998, Mr. Large was Chairman, Chief Executive Officer, a director and a major stockholder of DeltaTheta Ltd., a heating and cooling technology company in Cheshire, England. From February 1997 until September 1998, Mr. Large also served as a director of DeltaMonitor Ltd, a medical devices company in Cheshire, England. From December 1996 until June 1997, Mr. Large also served as a director of SoundAlert Ltd, a company that manufactured emergency vehicle sirens. From September 1994 until July 1996, Mr. Large was a director of AromaScan plc, a publicly-listed instrumentation and technology company in Cheshire, England. Mr. Large graduated from Manchester Metropolitan University, in Manchester, England, and is the author or co-author of eight articles and two books relating to biochemical analysis.

Related Transactions

         Pursuant to a Deed of Assignment of Intellectual Property Rights by William Thomas Large to Designer Appliances Ltd. dated June 10, 1999, Mr. Large assigned all of his right, title and interest in and to the design rights to the vacuum cleaner products, toaster, fan, kettle, space heater and heated hearth screen products now being developed by the Company. Mr. Large's consideration for the assignment consisted of 20,000 shares of Series 1 Convertible Preferred Stock of the Company, valued at (pound)20,000, and (pound)50,000 in cash to be paid within six months of the date thereof. Payment has been deferred for an additional six months by agreement of the parties. The terms of the assignment were not the result of arms'-length negotiations.

Executive Compensation

         Mr. Askham currently receives no salary from the Company. The Company anticipates that he will receive a salary of (pound)12,000 per year. He earns no other remuneration from the Company or its subsidiary..

         Mr. Gervaise-Brazier's salary is (pound)60,000 per year. He earns no other remuneration from the Company or its subsidiary..

         Mr. Lane currently receives no salary from the Company. After capitalization, he will receive a salary of (pound)12,000 per year. He earns no other remuneration from the Company or its subsidiary..

         Mr. Large's salary is(pound)60,000 per year. He is eligible for a performance bonus of up to 100% of his base salary.

Employment Agreements

         Torbay has not entered into any employment agreements with its executive officers or other employees to date. Torbay may enter into employment agreements with them in the future.

Possible Conflicts of Interest

         Certain members of the company's management are also in management positions with other companies and currently devote less than their full time to the business of the Company. There can be no assurance that devotion of less than his full time will not have an adverse effect on the business of the Company. In addition, certain members of management may experience conflicts of interest with respect to allocation of business time among the Company and any other companies in which they hold management positions. See "Officers and Directors" herein.

Indemnification of Officers, Directors, Employees and Agents

         The Certificate of Incorporation and Bylaws of Torbay provide that Torbay shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of Torbay, as well as any officers or employees of Torbay to whom Torbay has agreed to grant indemnification.

         Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director

         For breach of the director's duty of loyalty to the corporation or its stockholders;
         For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
         Under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware; or For any transaction from which the director derived an improper personal benefit.

         The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

         The effect of the foregoing is to require Torbay to indemnify the officers and directors of Torbay for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING TORBAY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of the Effective Date of this prospectus regarding the beneficial ownership of Torbay's common stock by each officer and director of Torbay and by each person who beneficially owns in excess of five percent of Torbay's common stock.

                                    Shares of Common Stock             Percentage of Shares of Class Owned
Name, Position and Address          Beneficially Owned (1)         Prior to Offering         After Offering (2)
---------------------------------------------------------------------------------------------------------------
Francis Guy Lewis Askham                    50,000                 *                         *
Chairman, Director
Spinney Corner Church Lane
Brashfield
Romsey Harris 505OQH
United Kingdom

Colin Peter Gervaise-Brazier                525,000 (3)            10.19%                    *
President, Director
La Belle Epoque
Les Treacheries
L'Islet St. Sampsons
Guernsey, Channel Islands GY2 4SN
United Kingdom

Alexander Gordon Lane                       50,000                 *                         *
Secretary, Director
4 Milford Place
Hempstead, New York 11550

William Thomas Large                        119,000 (4)            2.03% (4)                 *
Vice President, Director
38 Chapel Lane
Bucklow Hill, Knutsford
Cheshire WA16 6RH
United Kingdom

All directors and                           744,000 (5)            12.72% (5)                *
Executive officers as
A group (4 persons)



Armadillo Worldwide Limited                 500,000                9.71%                     *
P.O. Box 313, Anson Court
La Route des Camps
St. Martins
Guernsey, Channel Islands

INC Limited                                 500,000                9.71%                     *
C/o Trident Corporate
Services (Bahamas) Limited
1st Floor, Kings Court
Bay Street
P.O. Box N-3944
Nassau, Bahamas

Direct Trustees Limited                     500,000                9.71%                     *
P.O. Box 307
Guernsey GY1 3SH
United Kingdom

D.J. Limited                                500,000 (6)            9.71%                     *
10 Queen Street
P.O. Box HM114
Hamilton HMEX
Bermuda

David G. Jones                              750,000 (6)            14.56%                    *
10 Queen Street
P.O. Box HM 1154
Hamilton HMEX
Bermuda

Kevin W. Haddon-Harris                      770,000 (6)            14.95%                    *
48 Par La Ville Road
Hamilton, Bermuda HM11

Joanna Dorothy Gervaise-Brazier             375,000                7.28%                     *
La Belle Epoque
Les Treacheries
L'Islet St. Sampsons
Guernsey, Channel Islands
GY2 4SN
United Kingdom

Martyn Paul Trebert                         508,000                9.86%                     *
Pleinmont, Torteaval
Guernsey, Channel Islands
GY8 0P
United Kingdom


*   Less than 1% percent

(1)      Based upon 5,150,000 shares outstanding as of the date hereof

(2)      Assumes that all shares registered herein will be sold.

(3) Includes 150,000 shares owned by Colin Peter Gervaise-Brazier and 375,000 shares owned by Joanna Dorothy Gervaise-Brazier, Mr. Gervaise-Brazier's wife.

(4) Includes common stock underlying Series 1 Convertible Preferred Stock. Each share of Series 1 Convertible Preferred Stock is convertible into ten shares of common stock of Torbay at such time or times, if any, that the subsidiary of Torbay, whose common shares were acquired in exchange for the Series 1 Convertible Preferred Stock, (Designer Appliances) has returned a net profit to Torbay of $1,000,000 in any one year within five years of issuance of such Series 1 Convertible Preferred Shares. In the event that after such five year term the Series 1 Convertible Preferred Shares have not been so converted, each share not then converted shall be automatically converted into one share of common stock of Torbay. The amount stated assumes conversion on a 1:1 ratio, and a then- outstanding capitalization of 5,850,000 common shares after conversion. Includes 12,000 shares of Series 1 Convertible Preferred Stock given by Mr. Large to his minor children.

(5) Includes common stock underlying Series 1 Convertible Preferred Stock. The stated amount assumes conversion on a 1:1 ratio, and a then-outstanding capitalization of 5,850,000 common shares after conversion.

(6) D.J. Limited is an investment partnership owned 50% each by David G. Jones and Kevin W. Haddon-Harris. Half of D.J. Limited's shares are allocated to Mr. Jones' beneficial ownership and half of D.J. Limited's shares are allocated to Mr. Haddon-Harris. Mr. Haddon-Harris' ownership also includes 20,000 shares owned by Mr. Haddon-Harris' wife.

                             SELLING SECURITYHOLDERS

         The Company is registering for offer and sale by the 38 holders thereof 5,100,000 shares of common stock held by securityholders of the Company. The Company is also registering for offer and sale 700,000 shares of common stock to be issued at a 1:1 conversion ratio to the holders of the Series 1 Convertible Preferred Stock. Should the "superconversion" provision of the Series 1 Convertible Preferred Stock apply, the balance of the shares issued pursuant thereto shall not be registered.

         The selling securityholders will offer their securities for sale on a continuous or delayed bases pursuant to Rule 415 under the 1933 Act. See "RISK FACTORS - Additional shares, if issued, may come into market as shares become available for resale pursuant to Rule 144" and "Selling Securityholders May Sell Shares at any Price or Time."

         The Company is applying for admission to the NASD OTC Bulletin Board for its common stock; however, there can be no assurance that the common tsock will be accepted for quotation thereon. See "RISK FACTORS - No Current Trading Market for the Company's Securities" and "DESCRIPTION OF SECURITIES - Admission to Quotation to Nasdaq SmallCap Market and Bulletin Board."

         All of the selling securityholders' securities registered hereby will become tradeable on the effective date of the registration statement of which this prospectus is a part.

         The following table sets forth the beneficial ownership of the shares of the Company held by each person who is a selling securityholder and by all selling securityholders as a group.

Name and Address of                                                        Percentage of Common Stock Owned
Beneficial Owner                    Shares of Common Stock             Prior to Offering (1)     After Offering (2)
-------------------------------------------------------------------------------------------------------------------
Armadillo Worldwide Ltd.                    500,000                             9.71%                     *
P.O. Box 336, Anson Court
Les Camps
St. Martins, Guernsey
United Kingdom

Askham, Francis Guy Lewis                   50,000                              *                         *
Spinney Coner Church Lane
Brashfield
Romsey Harris 505OQH
United Kingdom

Cannon Trust Company Limited                10,000                              *                         *
as Trustees of The Bateleur Trust
c/o Brewin Dolphin
Anson Court
Les Camps
St. Martins, Guernsey
Channel Islands
United Kingdom

Cannon Trust Company Limited                10,000                              *                         *
as Trustees of The Kid Trust
c/o Brewin Dolphin
Anson Court
Les Camps
St. Martins, Guernsey
Channel Islands
United Kingdom

Carey, Allister Francis de Lisle            16,000                              *                         *
c/o Brewin Dolphin
Anson Court
Les Camps
St. Martins, Guernsey
Channel Islands
United Kingdom

Chambers, Andrew Maxwell                    16,000                              *                         *
c/o Brewin Dolphin
Anson Court
Les Camps
St. Martins, Guernsey
Channel Islands
United Kingdom

D.J. Limited                                500,000                             9.71%                     *
10 Queen Street
P.O. Box HM 1154
Hamilton HMEX
Bermuda


Direct Trustees Limited                     500,000                             9.71%                     *
P.O. Box 307
Guernsey GY1 3SH
United Kingdom

Dobson, Miles, jointly                      7,000                               *                         *
with Mrs. Maria Dobson
c/o Brewin Dolphin
Anson Court
Les Camps
St. Martins, Guernsey
Channel Islands
United Kingdom

First Class Investments                     150,000                             2.91%                     *
c/o Brewin Dolphin
Anson Court
Les Camps
St. Martins, Guernsey
Channel Islands
United Kingdom

Freer, Richard J.S.                         35,000                              *                         *
Moorlands Cottage
30 Parsons Lane
Devonshire DV06
Bermuda

Gervaise-Brazier, Colin Peter               150,000                             2.91%                     *
Les Treacheries
L'Islet St. Sampsons
Guernsey, Channel Island GY2 4SN
United Kingdom

Gervaise-Brazier, Joanna Dorothy            350,000                             6.80%                     *
La Belle Epoque
Les Treacheries
L'Islet St. Sampsons
Guernsey, Channel Island GY2 4SN
United Kingdom

Grimwood, Andrew                            15,000                              *                         *
c/o Brewin Dolphin
Anson Court
Les Camps
St. Martins, Guernsey
Channel Islands
United Kingdom


Guggino, Lisa                               10,000                              *                         *
226 97th Street
Brooklyn, New York

Haddon Harris, Zephora B.                   20,000                              *                         *
48 Par-La-Ville Road
Suite 605
Hamilton H11
Bermuda

Haddon-Harris, Kevin W.                     500,000                             9.71%                     *
48 Par-La-Ville Road
Suite 444
Hamilton H11
Bermuda

Hill, Brian                                 10,000                              *                         *
c/o Brewin Dolphin
Anson Court
Les Camps
St. Martins, Guernsey
Channel Islands
United Kingdom

Houmet Holdings SA                          25,000                              *                         *
c/o Brewin Dolphin
Anson Court
Les Camps
St. Martins, Guernsey
Channel Islands
United Kingdom

INC Limited                                 500,000                             9.71%                     *
c/o Trident Corporate
Services (Bahamas) Limited
1st Floor, Kings Court
Bay Street
P.O. Box N-3944
Nassau, Bahamas

Lane, Alexander Gordon                      50,000                              *                         *
4 Milford Place
Hempstead, New York 11550

McKillop, James K.                          125,000                             2.43                      *
1875 Century Park East
Suite 1165
Los Angeles, California 90067

Mercator Trustees Limited,                  30,000                              *                         *
as Trustees of The
Carey Retirement Annuity Trust
c/o Brewin Dolphin
Anson Court
Les Camps
St. Martins, Guernsey
Channel Islands
United Kingdom


O'Brien, Gerald                             5,000                               *                         *
c/o Brewin Dolphin
Anson Court
Les Camps
St. Martins, Guernsey
Channel Islands
United Kingdom

Payne, Pierre                               10,000                              *                         *
c/o Brewin Dolphin
Anson Court
Les Camps
St. Martins, Guernsey
Channel Islands
United Kingdom

Pybus, Michael Robert                       5,000                               *                         *
c/o Brewin Dolphin
Anson Court
Les Camps
St. Martins, Guernsey
Channel Islands
United Kingdom

Pybus, Paul Randall                         2,000                               *                         *
c/o Brewin Dolphin
Anson Court
Les Camps
St. Martins, Guernsey
Channel Islands
United Kingdom

Rihoy, Jeremy                               15,000                              *                         *
c/o Brewin Dolphin
Anson Court
Les Camps
St. Martins, Guernsey
Channel Islands
United Kingdom

Sadeh, Nir                                  35,000                              *                         *
48 Par-La-Ville Road
Suite 444
Hamilton, HM11
Bermuda


Spurling, Anne                              25,000                              *                         *
Marine Villa
116 Harbour Road
Warwick PG01
Bermuda

Thursfield, David E.                        10,000                              *                         *
6 Wells Lane
Warren, New Jersey 07059

TPG Capital Corporation                     125,000                             2.43%                     *
1504 R Street, NW
Washington, D.C.  20009

Trebert, Martyn Paul                        508,000                             9.86%                     *
Ulvia
Rue de la Vallee
Tortival
Guernsey CI GY8 0P
Great Britain

Wallis, John                                3,000                               *                         *
c/o Brewin Dolphin
Anson Court
Les Camps
St. Martins, Guernsey
Channel Islands
United Kingdom

Watson, Colin Roy, jointly with             3,000                               *                         *
Mrs. Christine Watson
c/o Brewin Dolphin
Anson Court
Les Camps
St. Martins, Guernsey
Channel Islands
United Kingdom

Willcox, Fred, jointly with                 10,000                              *                         *
Mrs. Isabelle Willcox
c/o Brewin Dolphin
Anson Court
Les Camps
St. Martins, Guernsey
Channel Islands
United Kingdom

TOTAL                                       5,100,000                          99.03%                    *

*        Less than 1%
(1)      Based on 5,150,000 common shares outstanding.
(2) Assumes that all shares registered pursuant to the Registration Statement of which this Prospectus is a part will be sold.

No Set Offering Price

         The shares will be offered by the selling securityholders in private transactions. There is not and will not be any set offering price.

Market Making

         If, at some time, Torbay meets the requirements of the Nasdaq SmallCap Market it will apply for listing thereon. If it should be accepted for listing thereon, then certain broker-dealers may engage in passive market making transactions in Torbay's common stock in accordance with Rule 103 of Regulation M.

         Following the completion of this offering, certain broker-dealers may be the principal market makers for the securities offered hereby. Under these circumstances, the market bid and asked prices for the securities may be significantly influenced by decisions of the market makers to buy or sell the securities for their own account. No assurance can be given that any market making activities, if commenced, will be continued.

Resales of the Securities under State Securities Laws

         The National Securities Market Improvement Act of 1996 ("NMSIA") limits the authority of states to impose restrictions upon sales of Securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Sales of the Securities in the secondary market may be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). It is anticipated that following the Effective Date the Securities will be eligible for resale in the secondary market in each state.

                            DESCRIPTION OF SECURITIES

Authorized Capital

         The total number of authorized shares of stock of Torbay is one hundred million (100,000,000) shares of common stock with a par value of $.0001 per share and twenty million (20,000,000) shares of non-designated preferred shares with a par value of $.0001 per share.

Common Stock

         Torbay's Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $.0001 value per share, of which 5,150,000 shares are issued and outstanding as of the date hereof.

         Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Torbay, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

         Holders of common stock have no preemptive rights to purchase Torbay's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

         All outstanding shares of common stock are validly issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby will be fully paid and nonassessable when sold in accordance with the terms hereof and pursuant to a valid and current prospectus. The Board of Directors is authorized to issue additional shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Noncumulative Voting

         Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Shares of common stock do not have cumulative voting rights. The holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Penny Stock Regulation

         If the market price of the Torbay common stock, if a market for its common stock develops and is maintained, is or falls below $5.00 per share, then the common stock of Torbay may be considered "penny stock". Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchange or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Torbay's securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure scheduled prescribed by the commission related to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell Torbay's securities.

Preferred Stock

         Torbay's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of preferred stock, $.0001 par value per share. Torbay has designated and issued 700,000 shares of its preferred stock as Series 1 Convertible Preferred Stock. Each share of Series 1 Convertible Preferred Stock is convertible into ten shares of common stock of Torbay at such times or times, if any, that the subsidiary of Torbay, whose common shares were acquired in exchange for the Series 1 Convertible Preferred Stock, has returned a net profit to Torbay of $1,000,000 in any one year within five years of issuance of such Series 1 Convertible Preferred Shares. In the event that after such five year term the Series 1 Convertible Preferred Shares have not been converted, each share not then converted shall be automatically converted into one share of Common Stock of Torbay. Each share of Series 1 Convertible Preferred Stock shall be entitled to one vote on all matters on which such shareholders may vote. In addition, Torbay may, without further action or vote by its shareholders, designate and issue additional series or shares of preferred stock.

          The terms of the Series 1 Convertible Preferred Stock may adversely affect the equity ownership of the holders of the common stock and may in turn reduce the value of the common stock.

         In the case of voluntary or involuntary liquidation, dissolution or winding up of Torbay, holders of shares of preferred stock are entitled to receive the liquidation preference before any payment or distribution is made to the holders of common stock or any other series or class of Torbay's stock hereafter issued that ranks junior as to liquidations rights to the preferred stock, but holders of the shares of the preferred stock will not be entitled to receive the liquidation preference of such shares until the liquidation preference of any other series or class of Torbay's stock hereafter issued that ranks senior as to liquidation rights to the preferred stock ("senior liquidation stock") has been paid in full. The holders of preferred stock and all series or classes of Torbay's stock hereafter issued that rank on a parity as to liquidation rights with the preferred stock are entitled to share ratable, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the shares of the preferred stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by Torbay. Neither a consolidation or merger of Torbay with another corporation, nor a sale or transfer of all or part of Torbay's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of Torbay.

         The Board of Directors is authorized to provide for the issuance of additional shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Torbay without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, Torbay has no plans to issue any further preferred stock nor adopt any further series, preferences or other classification of preferred stock.

Additional information describing stock

         The above descriptions concerning the stock of Torbay do not purport to be complete. Reference is made to Torbay's Certificate of Incorporation and by-laws which are included in the registration statement of which this prospectus is a part and which are available for inspection at Torbay's offices. Reference is also made to the applicable statutes of the State of Delaware for a more complete description concerning rights and liabilities of shareholders.

Admission to Quotation on Nasdaq SmallCap Market or NASD OTC Bulletin Board

         Torbay intends to apply for quotation of its common stock on the NASD OTC Bulletin Board. The over-the-counter market ("OTC") differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a company listing. If it meets the qualifications for trading securities on the NASD OTC Bulletin Board Torbay's securities will trade on the NASD OTC Bulletin Board until such future time, if at all, that Torbay applies and qualifies for admission for listing on the Nasdaq SmallCap Market. There can be no assurance that Torbay will qualify or if qualified that it will be accepted for listing of its securities on the Nasdaq SmallCap Market.

         To qualify for admission for listing on the Nasdaq SmallCap Market, an equity security must, in relevant summary, (1) be registered under the Securities Exchange Act of 1934; (2) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid;
(3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year then market capitalization must be at least $50,000,000); (4) have a public float of at least 1,000,000 shares with a value of at least $5,000,000; (5) have a minimum bid price of $4.00 per share; and (6) have at least 300 beneficial shareholders.

Trading of shares

         No market currently exists for Torbay's securities. No market makers have been approached, or have agreed to become market makers for the Torbay's common stock. There is no assurance that any market makers will agree to attempt to create a market for the common stock, or if a trading market does occur, that it will be sustained.

Transfer Agent and Registrar

         The Company intends to secure the services of StockTrans, Ardmore, Pennsylvania, to act as transfer agent and Registrar for its securities.

Reports to shareholders

         Torbay will furnish to its shareholders annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. Torbay may issue other unaudited interim reports to its shareholders as it deems appropriate.

                                  LEGAL MATTERS

Legal proceedings

         Torbay is not a party to any litigation and management has no knowledge of any threatened or pending litigation against Torbay.

Legal opinion

         Cassidy & Associates, Washington, D.C. has given its opinion as attorneys-at-law that the common stock, and the common stock underlying the Series 1 Convertible Preferred Stock, when issued pursuant to the terms thereof, will be fully paid and non-assessable.

         James M. Cassidy, a principal of Cassidy & Associates, is an officer and director and controlling shareholder of TPG Capital Corporation, which owns 125,000 shares of the common stock of Torbay.

                                     EXPERTS

         The financial statements in this Prospectus have been included in reliance upon the report of Weinberg & Company, P.A., Certified Public Accountants, and upon the authority of such firm as expert in accounting.

                              FINANCIAL STATEMENTS

         The consolidated audited financial statements for the period March 22, 1999 (inception) to July 23, 1999 and unaudited financial statements for the period March 22, 1999 through November 30, 1999.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JULY 23, 1999

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS
                                    --------




       PAGE      1 - INDEPENDENT AUDITORS' REPORT

       PAGE      2 - CONSOLIDATED BALANCE SHEET AS OF
                     JULY 23, 1999

       PAGE      3 - CONSOLIDATED STATEMENT OF CHANGES
                     IN STOCKHOLDERS' EQUITY FOR THE
                     PERIOD FROM MARCH 22, 1999 (INCEPTION)
                     TO JULY 23, 1999

       PAGE  4 - 9 - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF JULY 23, 1999

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
 Torbay Holdings, Inc. and Subsidiary
 (A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Torbay Holdings, Inc. and subsidiary (a development stage company) as of July 23, 1999 and the related consolidated statement of changes in stockholders' equity for the period from March 22, 1999 (inception) to July 23, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Torbay Holdings, Inc. and subsidiary (a development stage company) as of July 23, 1999, in conformity with generally accepted accounting principles.




                                WEINBERG & COMPANY, P.A.

Boca Raton, Florida
November 30, 1999

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                               AS OF JULY 23, 1999


                                     ASSETS
                                     ------

CURRENT ASSETS

 Due from attorney's escrow                           $ 144,500
 Stock subscription receivable                          300,000
 Prepaid expenses                                         2,000
                                                      ---------

   Total current assets                                 446,500
                                                      ---------
OTHER ASSETS

 Deferred acquisition and registration costs             25,000
 Intangible assets                                      264,928
                                                      ---------
   Total other assets                                   289,928
                                                      ---------
TOTAL ASSETS                                          $ 736,428
------------                                          =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

 Note payable                                         $ 155,840
 Due to related party                                    77,920
                                                      ---------

   Total liabilities                                    233,760
                                                      ---------
STOCKHOLDERS' EQUITY

 Preferred Stock, $.0001 par value,
  20 million shares authorized, 700,000
  Series 1 convertible shares issued
  and outstanding                                            70
 Common Stock, $.0001 par value, 100
  million shares authorized, 4,850,000
  issued and outstanding                                    485
 Additional paid in capital                             630,613
                                                      ---------
                                                        631,168
 Less stock subscription receivable                    (128,500)
                                                      ---------
   Total stockholders' equity                           502,668
                                                      ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $ 736,428
------------------------------------------



          See accompanying notes to consolidated financial statements.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                       FOR THE PERIOD FROM MARCH 22, 1999
                          (INCEPTION) TO JULY 23, 1999

                                                                                         Deficit
                                                                         Additional      Accumulated
                             Common Stock       Preferred Stock          Paid-in       During Devel-    Subscriptions
                                Shares     Amount    Shares    Amount    Capital       opment Stage       Receivable          Total
                               --------   -------   --------   ------   -----------    -------------   --------------      ---------
Issuance of common stock
 to founder                  5,000,000   $   500        -     $   -       $   -            $  -              -             $    500

Cancellation of original
 founder shares             (5,000,000)     (500)       -         -           -               -              -                 (500)

Issuance of preferred
 stock for acquisition
 of subsidiary                   -          -        700,000      70        31,098            -              -               31,168

Issuance of common stock
 for cash                    4,850,000       485        -         -        599,515            -          $(128,500)         471,500

Net income for the period
 from March 22, 1999
 (inception) to
  July 23, 1999                  -          -           -         -           -              -              -                  -
                             ---------   -------   ---------  ------     ---------        -------        ---------         --------


                             4,850,000   $   485     700,000  $   70     $ 630,613        $  -           $(128,500)        $502,668
                             =========   =======   =========  ======     =========        =======        =========         ========


          See accompanying notes to consolidated financial statements.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                               AS OF JULY 23, 1999

NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.  Organization and Business Operations

Torbay Holdings, Inc. (a development stage company) ("the Company") was incorporated in Delaware under the name Acropolis Acquisition Corporation on March 24, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. At July 23, 1999 the Company had not yet commenced any operations, and all activity to date relates to the Company's formation, business acquisition and proposed fund raising. The Company's fiscal year end is December 31.

The Company's ability to commence operations is contingent upon its ability to raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof.

B.  Agreement and Plan of Reorganization

In July 1999, the Company effected an Agreement and Plan of Reorganization whereby the Company acquired all of the issued and outstanding securities of Designer Appliances Limited a UK Corporation (DAL) in exchange for an aggregate of 700,000 shares of the Company's Series 1 Convertible Preferred Stock. The designation, preferences and rights of the Preferred Stock are detailed in Note 7A. As a result of the agreement, DAL became a wholly owned subsidiary of the Company.

C.  Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of Torbay Holdings, Inc. and its wholly owned subsidiary, Designer Appliances Limited. All significant intercompany balances and transactions have been eliminated in the consolidation. The financial statements of the UK subsidiary have been translated into United States dollars at current exchange rates as to assets and liabilities.

D.  Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E.  Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standards No. 109, "Accounting

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JULY 23, 1999

NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONT'D

E.  Income Taxes - Cont'd

for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expenses or benefits due to the Company not having any operations for the period ended July 23, 1999.

F.  New Accounting Pronouncements

The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 129, "Disclosure of Information about Capital Structure" establishes standards for disclosing information about an entity's capital structure, is effective for financial statements for periods ending after December 15, 1998 and has been adopted by the Company as of December 31, 1998. Statement No. 130, "Reporting Comprehensive Income" establishes standards for reporting and display of comprehensive income and its components, and is effective for fiscal years beginning after December 15, 1997. Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers, and is effective for financial statements for periods beginning after December 15, 1997. The Company believes that its adoption of Statements 130 and 131 will not have a material effect on the Company's financial position or results of operations.

NOTE  2 - DUE FROM ATTORNEY'S ESCROW

The Company had not yet established a bank account as of the balance sheet date. The Company's attorney has been collecting and disbursing funds on behalf of the Company via an escrow account. As of July 23, 1999, the balance of the escrow account was $144,500 which represents the net of $171,500 of funds received for common stock issuances (See Note 7B), $25,000 of funds disbursed for deferred acquisition and registration costs (See Note 4) and $2,000 of funds disbursed for prepaid expenses.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JULY 23, 1999

NOTE  3 - STOCK SUBSCRIPTION RECEIVABLE

On July 23, 1999, the Company issued 300,000 common shares to an individual in exchange for a $300,000 stock subscription. This amount has been classified as a current asset, instead of a reduction of equity, since the funds were received on August 6, 1999, prior to the issuance of the financial statements.

NOTE  4 - DEFERRED ACQUISITION AND REGISTRATION COSTS

On June 2, 1999, the Company entered into a consulting agreement with TPG Capital Corporation (See Note 9) for the future preparation and filing of forms with the Securities and Exchange Commission and assistance with obtaining listings and one or more market makers. The Company has paid $25,000 (See Note
2) towards this contract through July 23, 1999 which has been recorded as deferred acquisition and registration costs. These costs will be written off in the future against the funds generated from the filings and listings.

NOTE  5 - INTANGIBLE ASSETS

In June 1999, DAL, which was not a subsidiary of the Company at that time, entered into an agreement for the purchase of all interests relating to the registered and unregistered design rights of certain assets. The total purchase price paid was $155,840, represented by a promissory note issued by DAL (See
Note 6) and acquired by the Company in the acquisition discussed in Note 1(B).

On June 10, 1999, DAL, which was not a subsidiary of the Company at that time, entered into an agreement with a related party for the purchase of intellectual property rights for certain products. The total purchase price for these rights was $109,088. DAL issued shares of common stock in the amount of $31,168 in addition to a note payable in the amount of $77,920 (See Note 6). Pursuant to the acquisition discussed in Note 1(B), the Company acquired the note payable and issued preferred stock in exchange for the $31,168 of common stock.

The cost of the above design rights and intellectual property rights will be amortized over a five-year period. No amortization has been provided as of July 23, 1999, as the Company has not commenced operations. The Company is presently exploring the development of this technology.

NOTE  6 - NOTES PAYABLE

The Company acquired an agreement with an individual to acquire all interests relating to the registered and unregistered design rights of certain appliances for a note in the amount of the purchase price of $155,840 (See Notes 1(B) and 5). The note is non-interest bearing and is to be paid upon receipt of the unconditional assignment of the design rights to the Company.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JULY 23, 1999

NOTE  6 - NOTES PAYABLE - CONT'D

In addition, the Company acquired an agreement with a related party to acquire several design rights of certain appliances at a purchase price of $109,088 (See Notes 1(B) and 5). The Company issued shares of common stock in the amount of $31,168 in addition to a note payable in the amount of $77,920. The note is non-interest bearing and is to be fully paid within six months of the agreement date of June 10, 1999.

NOTE  7 - STOCKHOLDERS' EQUITY

A.  Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The Company designated 700,000 shares of its preferred stock as "Series 1 Convertible Preferred Stock". The par value of the series is $.0001. Each share is convertible into ten shares of common stock of the Company at such time that the subsidiary of the Company, for which such shares were used for the acquisition thereof, has returned a net profit to the Company of $1,000,000 in any one year within five years of issuance of such shares. In the event that after such five-year term the shares have not been converted, each share not converted shall be automatically converted into one share of common stock of the Company. Each share of the Series 1 stock is entitled to one vote on all matters on which such shareholders are lawfully entitled to vote and are not entitled to receive dividends.

In July 1999, the Company issued 700,000 shares of Series 1 Convertible Preferred Stock valued at $31,168 pursuant to an Agreement and Plan of Reorganization with Designer Appliances Limited (See Notes 1B and 5).

B.  Common Stock

The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value. The Company originally issued 5,000,000 shares to TPG Capital Corporation in exchange for $500. They later cancelled those shares.

On July 23, 1999, the Company issued 4,850,000 shares of common stock to various parties for gross proceeds of $600,000. At July 23, 1999, the Company had received funds of $171,500 towards the stock issuance. The remaining proceeds to be received are classified as a current stock subscription receivable asset of $300,000 (See Note 3) and stock subscription receivable contra-equity in the amount of $128,500.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JULY 23, 1999

NOTE  8 - RELATED PARTIES

As described in Notes 5 and 6, DAL purchased certain intangible assets from a related party to DAL. Such assets were then acquired by the Company.

Legal counsel to the Company is a firm owned by a director of the Company who is also the controlling owner of TPG Capital Corporation, a former shareholder of the Company.

NOTE  9 - COMMITMENTS AND CONTINGENCIES

On June 2, 1999, the Company entered into a consulting agreement with TPG Capital Corporation ("TPG"), a former shareholder of the Company, for its services and the services of its affiliates. The services relate to future preparation and filing of forms with the Securities and Exchange Commission in order to qualify as a publicly traded company, assisting the Company with obtaining listings for its securities and introducing the Company to one or more market makers.

The fee for these services is $150,000, of which $25,000 was paid on June 2, 1999 by the attorney's escrow account on behalf of the Company (See Note 2). The $25,000 payment has been recorded in the financial statements as deferred acquisition and registration costs (See Note 4). In addition to the above fee, the Company granted TPG a five-year transferable warrant to acquire up to 250,000 registered shares of the Company's common stock at an exercise price of $1.00 per share. The Company has yet to execute and deliver a form of common stock purchase warrant agreement to TPG. Therefore, the accompanying financial statements do not include any adjustments that might result from the issuance of this warrant.

NOTE  10 - SUBSEQUENT EVENTS

A.  Rule 506 Offering

On August 19, 1999 the Company entered into a subscription agreement, pursuant to Rule 506 of the Securities and Exchange Commission, with a corporation for the purchase of 50,000 shares of the Company's common stock for a total subscription price of $5. As of the date of this audit report, the shares were not issued.

B.  Merger Agreement

Effective October 26, 1999, the Company and Torbay Acquisition Corp., an inactive Delaware shell corporation and a reporting company under the Securities Exchange Act of 1934, as amended, entered into and consummated a merger agreement whereby the Company acquired all of the outstanding shares of common stock of Torbay Acquisition Corp. in a transaction in which the Company remained as the surviving entity and became the successor issuer pursuant to rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JULY 23, 1999

NOTE  10 - SUBSEQUENT EVENTS - CONT'D

C.  Assignment of Designs

August 24, 1999, the Company and a related party entered into an "Assignment of Designs" whereby the related party transferred all interests to the registered and unregistered design rights of certain appliances upon receipt of amounts due (See Note 6). The Company paid the $155,840 owed to the individual on September 2, 1999 plus agreed legal costs.

D.  Offering

The Company is in the process of filing form SB-2 to register common stock held by Selling Securityholders.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF NOVEMBER 30, 1999
                                    UNAUDITED

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                             AS OF NOVEMBER 30, 1999
                                   (UNAUDITED)
                                   -----------

                                     ASSETS
                                     ------
CURRENT ASSETS
 Cash                                                  $  10,917
 Due from attorney's escrow                                8,831
 Prepaid expenses                                          2,000
                                                       ---------

   Total current assets                                   21,748
                                                       ---------
OTHER ASSETS
 Deferred acquisition and registration costs             150,000
 Intangible assets                                       264,928
                                                       ---------
   Total other assets                                    414,928
                                                       ---------
TOTAL ASSETS                                           $ 436,676
------------                                           =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

LIABILITIES
   Due to related party                                $  77,920
                                                       ---------
   Total liabilities                                      77,920
                                                       ---------

STOCKHOLDERS' EQUITY
 Preferred Stock, $.0001 par value,
  20 million shares authorized, 700,000
  Series 1 convertible shares issued
  and outstanding                                             70
 Common Stock, $.0001 par value, 100
  million shares authorized, 5,100,000
  issued and outstanding                                     510
 Additional paid-in capital                              630,588
 Accumulated deficit                                    (173,912)
                                                       ---------
                                                         457,256
 Less stock subscription receivable                      (98,500)
                                                       ---------
   Total stockholders' equity                            358,756
                                                       ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 436,676
------------------------------------------             =========


                 See accompanying notes to financial statements.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE PERIOD FROM MARCH 22, 1999 (INCEPTION)
                            THROUGH NOVEMBER 30, 1999
                                   (UNAUDITED)
                                   -----------


OPERATING EXPENSES
 Directors Remuneration                                $   32,600
 Legal and professional services                           67,556
 Telephone                                                  3,085
 Rent expense                                               2,088
 Computer Expenses                                          1,956
 Consulting fees                                           39,120
 Office and miscellaneous expenses                          8,340
 Auto Expenses                                             12,007
                                                       ----------

    Total Operating Expenses                              166,752
                                                       ----------
LOSS FROM OPERATIONS                                     (166,752)
                                                       ----------
OTHER EXPENSE
 Interest expense                                           7,160
                                                       ----------
    Total Other Expense                                     7,160
                                                       ----------
NET LOSS                                               $ (173,912)
--------                                               ==========


















                 See accompanying notes to financial statements.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (UNAUDITED)
                       FOR THE PERIOD FROM MARCH 22, 1999
                        (INCEPTION) TO NOVEMBER 30, 1999
                        --------------------------------

                                                                                              Deficit
                                                                              Additional     Accumulated
                                     Common Stock       Preferred Stock        Paid-in      During Devel-   Subscriptions
                                   Shares     Amount    Shares    Amount       Capital      opment Stage      Receivable    Total
                                  --------   -------   --------   ------      ----------    -------------  --------------  -------
Issuance of common stock
 to founder                      5,000,000   $   500        -     $   -      $    -         $      -             -        $     500

Cancellation of original
 founder shares                 (5,000,000)     (500)       -         -           -                -             -             (500)

Issuance of preferred stock
 for acquisition of
 subsidiary                           -         -        700,000       70       31,098             -             -           31,168

Issuance of common stock
 for cash                        4,850,000       485        -         -        599,515             -         $( 98,500)     501,500

Issuance of common stock in
 connection with merger            250,000        25        -         -       (     25)            -             -              -

Net income for the period
 from March 22, 1999 (inception)
 to November 30, 1999                 -         -           -         -           -              (173,912)       -         (173,912)
                                 ---------   -------   ---------  -------    ---------      -------------     --------    ----------

                                 5,100,000   $   510     700,000  $    70    $ 630,588      $    (173,912)   $( 98,500)   $ 358,756
                                 =========   =======   =========  =======    =========      =============    =========    =========





          See accompanying notes to consolidated financial statements.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  FOR THE PERIOD FROM MARCH 22, 1999(INCEPTION)
                            THROUGH NOVEMBER 30, 1999
                                   (UNAUDITED)


CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                              $ (173,912)
                                                       ----------

  Net Cash used in Operating Activities                  (173,912)
                                                       ----------




CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments on notes payable                               (155,840)
 Deferred acquisition & registration costs               (125,000)
 Proceeds from Subscription Receivable                    330,000
                                                       ----------
   Net cash provided by
    financing activities                                   49,160
                                                       ----------
DECREASE IN CASH AND
 CASH EQUIVALENTS                                        (124,752)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD           144,500
                                                       ----------

CASH AND CASH EQUIVALENTS - END OF PERIOD              $   19,748
-----------------------------------------              ==========

Cash paid during the period for:
--------------------------------
  Interest                                             $    7,160













                 See accompanying notes to financial statements.

                      TORBAY HOLDINGS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                             AS OF NOVEMBER 30, 1999

         NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.  Organization and Business Operations

         Torbay Holdings, Inc. (a development stage company) ("the Company") was incorporated in Delaware under the name Acropolis Acquisition Corporation on March 24, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. At November 30, 1999 the Company had not yet commenced any operations, and all activity to date relates to the Company's formation, business acquisition and proposed fund raising. The Company's fiscal year end is December 31.

         Effective October 26, 1999, the Company and Torbay Acquisition Corp., an inactive Delaware shell corporation and a reporting company under the Securities Exchange Act of 1934, as amended, entered into and consummated a merger agreement whereby the Company acquired all of the outstanding shares of common stock of Torbay Acquisition Corp. in a transaction in which the Company remained as the surviving entity and became the successor issuer pursuant to rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission.

         The Company's ability to commence operations is contingent upon its ability to raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof.

         B.  Agreement and Plan of Reorganization

         In July 1999, the Company effected an Agreement and Plan of Reorganization whereby the Company acquired all of the issued and outstanding securities of Designer Appliances Limited a UK Corporation
         (DAL) in exchange for an aggregate of 700,000 shares of the Company's Series 1 Convertible Preferred Stock. The designation, preferences and rights of the Preferred Stock are detailed in Note 7A. As a result of the agreement, DAL became a wholly owned subsidiary of the Company.

         C.  Principles of Consolidation and Basis of Presentation

         The consolidated financial statements include the accounts of Torbay Holdings, Inc. and its wholly owned subsidiary, Designer Appliances Limited. All significant intercompany balances and transactions have been eliminated in the consolidation. The financial statements of the UK subsidiary have been translated into United States dollars at current exchange rates as to assets and liabilities.

         D.  Use of Estimates

         The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         E.  Income Taxes

         The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expenses or benefits due to the Company not having any operations for the period ended November 30, 1999.

         F.  New Accounting Pronouncements

         The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 129, "Disclosure of Information about Capital Structure" establishes standards for disclosing information about an entity's capital structure, is effective for financial statements for periods ending after December 15, 1998 and has been adopted by the Company as of December 31, 1998. Statement No. 130, "Reporting Comprehensive Income" establishes standards for reporting and display of comprehensive income and its components, and is effective for fiscal years beginning after December 15, 1997. Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers, and is effective for financial statements for periods beginning after December 15, 1997. The Company believes that its adoption of Statements 130 and 131 will not have a material effect on the Company's financial position or results of operations.

         NOTE  2 - DUE FROM ATTORNEY'S ESCROW

         The Company's attorney has been collecting and disbursing funds on behalf of the Company via an escrow account. As of November 30, 1999, the balance of the escrow account was $8,831.

         NOTE  3 - DEFERRED ACQUISITION AND REGISTRATION COSTS

         On June 2, 1999, the Company entered into a consulting agreement with TPG Capital Corporation (See Note 9) for the future preparation and filing of forms with the Securities and Exchange Commission and assistance with obtaining listings and one or more market makers. The Company has paid $150,000 (See Note 2) towards this contract through November 30, 1999 which has been recorded as deferred acquisition and registration costs. These costs will be written off in the future against the funds generated from the filings and listings.

         NOTE  4 - INTANGIBLE ASSETS

         In June 1999, DAL, which was not a subsidiary of the Company at that time, entered into an agreement for the purchase of all interests relating to the registered and unregistered design rights of certain assets. The total purchase price paid was $155,840, represented by a promissory note issued by DAL (See Note 5) and acquired by the Company in the acquisition discussed in Note 1(B).

         On June 10, 1999, DAL, which was not a subsidiary of the Company at that time, entered into an agreement with a related party for the purchase of intellectual property rights for certain products. The total purchase price for these rights was $109,088. DAL issued shares of common stock in the amount of $31,168 in addition to a note payable in the amount of $77,920 (See Note 5). Pursuant to the acquisition discussed in Note 1(B), the Company acquired the note payable and issued preferred stock in exchange for the $31,168 of common stock.

         The cost of the above design rights and intellectual property rights will be amortized over a five-year period. No amortization has been provided as of November 30, 1999, as the Company has not commenced operations. The Company is presently exploring the development of this technology.

         NOTE  5 - NOTES PAYABLE

         The Company acquired an agreement with an individual to acquire all interests relating to the registered and unregistered design rights of certain appliances for a note in the amount of the purchase price of $155,840 (See Notes 1(B) and 4). As of November 30, 1999, the note has been paid in full.

         In addition, the Company acquired an agreement with a related party to acquire several design rights of certain appliances at a purchase price of $109,088 (See Notes 1(B) and 5). The Company issued shares of common stock in the amount of $31,168 in addition to a note payable in the amount of $77,920. The note is non-interest bearing and was to be fully paid within six months of the agreement date of June 10, 1999. The due date of the note was extended to June 10, 2000.

         NOTE  6 - STOCKHOLDERS' EQUITY

         A.  Preferred Stock

         The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

         The Company designated 700,000 shares of its preferred stock as "Series 1 Convertible Preferred Stock". The par value of the series is $.0001. Each share is convertible into ten shares of common stock of the Company at such time that the subsidiary of the Company, for which such shares were used for the acquisition thereof, has returned a net profit to the Company of $1,000,000 in any one year within five years of issuance of such shares. In the event that after such five-year term the shares have not been converted, each share not converted shall be automatically converted into one share of common stock of the Company. Each share of the Series 1 stock is entitled to one vote on all matters on which such shareholders are lawfully entitled to vote and are not entitled to receive dividends.

         In July 1999, the Company issued 700,000 shares of Series 1 Convertible Preferred Stock valued at $31,168 pursuant to an Agreement and Plan of Reorganization with Designer Appliances Limited
         (See Notes 1B and 4).

         B.  Common Stock

         The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value. The Company originally issued 5,000,000 shares to TPG Capital Corporation in exchange for $500. They later cancelled those shares.

         On July 23, 1999, the Company issued 4,850,000 shares of common stock to various parties for gross proceeds of $600,000. At November 30, 1999, the Company had received funds of $171,500 towards the stock issuance. The remaining proceeds to be received are classified as a current stock subscription receivable asset of $300,000 (See Note 3) and stock subscription receivable contra-equity in the amount of $128,500.

         On October 26, 1999, 250,000 shares of common stock were issued to TPG Capital Corporation (See Note 7) in connection with the merger with Torbay Acquisition Corp. (See Note 1(A)).

         NOTE  7 - RELATED PARTIES

         As described in Notes 5 and 6, DAL purchased certain intangible assets from a related party to DAL. Such assets were then acquired by the Company.

         Legal counsel to the Company is a firm owned by a director of the Company who is also the controlling owner of TPG Capital Corporation, a shareholder of the Company.

         NOTE  8 - COMMITMENTS AND CONTINGENCIES

         On June 2, 1999, the Company entered into a consulting agreement with TPG Capital Corporation ("TPG"), a shareholder of the Company, for its services and the services of its affiliates. The services relate to future preparation and filing of forms with the Securities and

         Exchange Commission in order to qualify as a publicly traded company, assisting the Company with obtaining listings for its securities and introducing the Company to one or more market makers. The fee for these services is $150,000, of which all has been paid as of November 30, 1999 by the attorney's escrow account on behalf of the Company (See
         Note 2). The $150,000 payment has been recorded in the financial statements as deferred acquisition and registration costs (See Note 3). In addition to the above fee, the Company granted TPG a five-year transferable warrant to acquire up to 250,000 registered shares of the Company's common stock at an exercise price of $1.00 per share. The Company has yet to execute and deliver a form of common stock purchase warrant agreement to TPG. Therefore, the accompanying financial statements do not include any adjustments that might result from the issuance of this warrant.

         NOTE  9 - RULE 506 OFFERING

         On August 19, 1999 the Company entered into a subscription agreement, pursuant to Rule 506 of the Securities and Exchange Commission, with a corporation for the purchase of 50,000 shares of the Company's common stock for a total subscription price of $5. As of the date of these financial statements, the shares were not issued.

         NOTE 10 - SUBSEQUENT EVENTS

         VV. Offering

         The Company is in the process of filing form SB-2 to register common stock held by Selling Securityholders.

  No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by the Company. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.

                            ------------------------

                                TABLE OF CONTENTS
                                                                            Page
Prospectus Summary..............................................................
Risk Factors....................................................................
Available Information...........................................................
The Company ....................................................................
Use of Proceeds.................................................................
Dividend Policy.................................................................
Business........................................................................
Plan of Operation...............................................................
Management......................................................................
Security Ownership of Certain
    Beneficial Owners and Management............................................
Selling Securityholders.........................................................
Description of Securities.......................................................
Plan of Distribution............................................................
Legal Matters...................................................................
Experts.........................................................................
Index to Financial Statements...................................................


         Until 90 days after the date of this Prospectus, all dealers effecting transactions in the registered Securities, whether or not participating in this distribution, may be required to deliver a Prospectus.

                             =======================








                              TORBAY HOLDINGS, INC.
















                                   ----------
                                   PROSPECTUS
                                   ----------






                               December ___, 1999



                             =======================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Torbay is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-Laws of Torbay provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director:

         For any breach of the director's duty of loyalty to the corporation or its stockholders;
         For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
         Under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware; or For any transaction from which the director derived an improper personal benefit.

Torbay's Certificate of Incorporation contains such a provision.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING TORBAY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

         Filing Fee - Securities and Exchange Commission              $   169
         Fees and Expenses of Accountants                              15,000
         Fees and Expenses of legal counsel                            10,000
         Blue Sky Fees and Expenses                                     3,500
         Printing and Edgarizing Expenses                              10,000
         Miscellaneous Expenses                                         3,700
         TOTAL                                                        $42,369

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         On July 23, 1999, pursuant to an Agreement and Plan of Reorganization among Torbay, Designer Appliances, Ltd. ("DAL"), and the shareholders of DAL, the outstanding shares of DAL were exchanged for an aggregate of 700,000 shares of Series 1 Convertible Preferred Stock of Torbay pursuant to Rule 506 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission.

         On July 23, 1999, pursuant to Rule 506 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission, Torbay issued an aggregate of 4,850,000 shares of common stock to 19 investors for an aggregate consideration of $485.

         On August 26, 1999, pursuant to Rule 506 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission, Torbay issued an aggregate of 50,000 shares of common stock to 300 accredited investors for an aggregate consideration of $5.

         On October 26, 1999, pursuant to the Agreement and Plan of Merger of Torbay Acquisition Corporation with and into Torbay Holdings, Inc., Torbay Holdings issued 250,000 shares of common stock pursuant to Rule 506 of Regulation of the General Rules and Regulations of the Securities and Exchange Commission to TPG Capital Corporation in exchange for all the outstanding shares of common stock of Torbay Acquisition Corporation.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits


3.1**  Certificate of Incorporation of Torbay Holdings, Inc., as amended
3.2**  By-Laws of Torbay Holdings, Inc.
4.1** Certificate of Designation with respect to Series 1 Convertible Preferred Stock of Torbay Holdings, Inc.
4.2    Form of Common Stock Certificate
5.1*   Opinion of Cassidy & Associates
10.1* Deed of Assignment of Intellectual Property Rights by W. Thomas Large to Designer Appliances Ltd. dated June 10, 1999
10.2* Agreement among Michael Beard, 3T Designs Ltd and Designer Appliances Ltd dated June 12, 1999 with respect to registered and unregistered design rights
21.1*  Subsidiaries of Torbay Holdings, Inc.
24.1   Consent of Weinberg & Company, certified public accountant
24.2*  Consent of Cassidy & Associates (included in Exhibit 5)
27.1   Financial Data Schedule
--------

*      To be filed by Amendment
**     Previously filed

(b) The following financial statement schedules are included in this Registration Statement

       None

ITEM 28. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c)      The undersigned registrant hereby undertakes that:

                  (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(B)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Torbay Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in __________________________ on the 23rd day of December, 1999.


                                     TORBAY HOLDINGS, INC.


                                     By: /s/  Colin Peter Gervaise-Brazier
                                              President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                                   Title                               Date
---------                                   -----                               ----

/s/ Francis Guy Lewis Askham                Chairman and Director               December 23, 1999

/s/ Colin Peter Gervaise-Brazier            President,                          December 23, 1999
                                            Chief Executive Officer
                                            and Director

Alexander Gordon Lane                       Secretary and Director              December ____, 1999

/s/ William Thomas Large                    Vice President and Director         December 23, 1999